Exhibit 4.412

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 182084 dated July 03, 2020

For Rendering

Local telephone communication services, excluding local telephone communication services using coin-box telephones and public access services

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until July 03, 2025.

This License is granted by decision of the licensing body - Order dated April 06, 2020 No. 145-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:
 MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
 PSRN 1087746736296

CN 119142